UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2026

SideChannel, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28745	86-0837077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

146 Main Street, Suite 405, Worcester, MA 01608

(Address of principal executive offices) (Zip Code)

(508) 925-0114

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported, on February 12, 2025 at the annual meeting of stockholders, the stockholders of SideChannel, Inc. (the “Company”) approved and adopted an amendment to the Company’s certificate of incorporation, as amended (the “Certificate of Incorporation”), to effectuate a reverse stock split of the Company’s outstanding shares of common stock, at a ratio of no less than 1-for-2 and no more than 1-for-200, with such ratio to be determined by the Company’s board of directors (the “Board”) in its sole discretion. On August 21, 2025, the Board approved a reverse stock split at a ratio of 1-for-52 (the “Reverse Split”). On January 12, 2026, the Company filed a certificate of amendment to its Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effectuate the Reverse Split. The Certificate of Amendment will be effective for state law purposes at 4:00 p.m. ET on January 22, 2026, after the close of trading on the OTCQB, such that the Company’s common stock is expected to begin trading on a post-Reverse Split basis at market open on January 23, 2026.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

On January 16, 2026, the Company filed a certificate of correction to the Certificate of Amendment (the “Certificate of Correction”) to correct a scrivener’s error in the Certificate of Amendment. The Certificate of Amendment indicated that any fractional shares resulting from the Reverse Split would be rounded “to the nearest whole share” of common stock, rather than providing that any fractional shares would be rounded “up to the nearest whole share” of common stock, as the Company intended.

Accordingly, at 4:00 p.m. ET on January 22, 2026, after the close of trading on the OTCQB, each 52 shares of issued and outstanding common stock (collectively, the “Pre-Split Common Stock”) will automatically, and without any action on the part of the holder thereof, be reclassified such that each 52 shares of Pre-Split Common Stock will become one share of common stock, with any resulting fractional shares common stock being rounded up to the nearest whole share of common stock. The Company’s common stock is expected to begin trading on a post-Reverse Split basis at market open on January 23, 2026. The Reverse Split will not affect the authorized number of shares of common stock or the par value of the common stock.

The foregoing description of the Certificate of Correction does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Correction, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(a) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation, as amended, of SideChannel, Inc., as filed January 12, 2026.
3.2	Certificate of Correction to the Certificate of Amendment to the Certificate of Incorporation, as amended, of SideChannel, Inc., as filed January 16, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SideChannel, Inc.

Date: January 16, 2026	By:	/s/ Brian Haugli
	Name:	Brian Haugli
	Title:	Chief Executive Officer